UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12
FRANKLIN STREET PROPERTIES CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

It is our pleasure to invite you to attend the 2012 Annual Meeting of Stockholders. The meeting will be held at the Sheraton Colonial Boston North Hotel & Conference Center, One Audubon Road, Wakefield, Massachusetts 01880 on Thursday, May 17, 2012 at 11:00 a.m., local time. The attached Notice of Annual Meeting and Proxy Statement contain details of the business to be conducted at the Annual Meeting. We urge you to review these proxy materials carefully and to use this opportunity to take part in the affairs of Franklin Street Properties by voting on the matters described in the proxy statement.

We are pleased to inform you that we will again be taking advantage of the “Notice and Access” method of providing proxy materials via the Internet. On or about Wednesday, April 4, 2012, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2012 Proxy Statement and 2011 Annual Report and how to vote. This notice also contains instructions on how to receive a paper or e-mail copy of the proxy materials. We believe that this method will expedite your receipt of proxy materials, help conserve natural resources and reduce our printing and mailing costs.

Your vote is important. We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, please vote as soon as possible. Instructions on how to vote are contained in this proxy statement.

Thank you for your continued support of Franklin Street Properties. We look forward to seeing you on May 17, 2012.

Sincerely,

/s/ George J. Carter

George J. Carter
Chairman and Chief Executive Officer

Wakefield, Massachusetts
April 4, 2012

FRANKLIN STREET PROPERTIES CORP.

401 Edgewater Place
Wakefield, Massachusetts 01880

Notice of Annual Meeting of Stockholders to be Held
on Thursday, May 17, 2012

The Annual Meeting of Stockholders of Franklin Street Properties Corp. will be held at the Sheraton Colonial Boston North Hotel & Conference Center, One Audubon Road, Wakefield, Massachusetts on Thursday, May 17, 2012 at 11:00 a.m., local time, to consider and act upon the following matters:

1)	To elect three Class II Directors, each for a term of three years.
2)	To approve an amendment to our articles of incorporation relating to declassification of our Board of Directors.
3)	To ratify the Audit Committee’s appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012.
4)	To approve, by non-binding vote, executive compensation.
5)	To consider and act upon a stockholder proposal relating to majority voting in director elections.
6)	To consider and act upon a second stockholder proposal relating to majority voting in director elections.
7)	To transact such other business as may properly come before the meeting or any adjournment thereof.

You may vote if you were a stockholder of record as of the close of business on March 8, 2012. If you do not plan to attend the meeting and vote your shares of common stock in person, we urge you to vote your shares as instructed in the proxy statement.

If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of common stock voted.

Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors,

/s/ Barbara J. Fournier

Barbara J. Fournier
Secretary

Wakefield, Massachusetts
April 4, 2012

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on May 17, 2012

The proxy statement and our 2011 annual report to stockholders are available at www.proxyvote.com

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Related Person Transaction Policy	33
PROPOSAL 2: AMENDMENT TO ARTICLES OF INCORPORATION RELATING TO DECLASSIFICATION OF BOARD OF DIRECTORS	38
Vote Required	39
Recommendation	40
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	41
Fees	41
Pre-Approval Policy and Procedures	42
Vote Required	42
Recommendation	42
Report of the Audit Committee of the Board of Directors	43
PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION	45
Vote Required	46
Recommendation	46
PROPOSAL 5: STOCKHOLDER PROPOSAL	47
Proposal Relating to Majority Voting in Director Elections	47
Franklin Street Properties’ Statement in Opposition	48
Vote Required	48
Recommendation	49
PROPOSAL 6: STOCKHOLDER PROPOSAL	50
Proposal Relating to Majority Voting in Director Elections	50
Franklin Street Properties’ Statement in Opposition	51
Vote Required	51
Recommendation	52
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OTHER MATTERS	53
Matters to be Considered at the Meeting	53
Solicitation of Proxies	53
Stockholder Proposals	53

Annex A

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FRANKLIN STREET PROPERTIES CORP.
401 Edgewater Place
Wakefield, Massachusetts 01880

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 17, 2012

This proxy statement is being made available to stockholders on or about April 4, 2012 via the Internet or by delivering printed copies by mail, and is furnished in connection with the solicitation of proxies by the Board of Directors of Franklin Street Properties Corp., which we refer to as Franklin Street Properties or the Company, for use at the 2012 Annual Meeting of Stockholders of Franklin Street Properties to be held on Thursday, May 17, 2012, at 11:00 a.m., local time, at the Sheraton Colonial Boston North Hotel & Conference Center, One Audubon Road, Wakefield, Massachusetts 01880, and at any adjournments or postponements thereof.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

As permitted by rules adopted by the Securities and Exchange Commission, or the SEC, we are making this proxy statement and our 2011 annual report, which includes a copy of our annual report on Form 10-K and financial statements for the year ended December 31, 2011, available to our stockholders electronically via the Internet. On or about April 4, 2012, we will begin mailing a Notice of Internet Availability, referred to as the Notice, to our stockholders containing instructions on how to access this proxy statement and our annual report online, as well as instructions on how to vote. Also on or about April 4, 2012, we will begin mailing printed copies of these proxy materials to stockholders who have requested printed copies. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the Notice instructs you on how to access the documents online to review all of the important information contained in the proxy statement and annual report. The Notice also instructs you on how you may vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice for requesting such materials. Our 2011 annual report is not part of the proxy solicitation material. To request a printed copy of our Notice of Internet Availability, Proxy Statement and Annual Report on Form 10-K, which we will provide to you free of charge, or to obtain directions to be able to attend the annual meeting and vote in person, write to Investor Relations, Franklin Street Properties Corp., 401 Edgewater Place, Wakefield, Massachusetts 01880.

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What is the purpose of the annual meeting?

At the annual meeting, stockholders will be asked to vote upon the matters set forth in the accompanying notice of annual meeting:

•	Proposal 1: Election of Directors;
•	Proposal 2: Approval of Amendment to Articles of Incorporation Relating to Declassification of Board of Directors;
•	Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm;
•	Proposal 4: Advisory Vote on Executive Compensation;
•	Proposal 5: Stockholder Proposal #1; and
•	Proposal 6: Stockholder Proposal #2.

What is the voting recommendation of the Board of Directors?

Your Board of Directors recommends that you vote your shares as follows:

“FOR” Proposal 1, Proposal 2, Proposal 3 and Proposal 4;

“AGAINST” Proposal 5 and Proposal 6.

Proposal 1 is for the election of members to our Board of Directors. It is a binding vote and, if approved, the nominees will be elected to serve another term on our Board of Directors. Proposal 2 is a proposal relating to an amendment to our articles of incorporation repealing the classified board provision. Under Maryland law and our articles of incorporation, this amendment to our articles of incorporation must first be approved by a majority of our directors and then approved by the affirmative vote of the holders of not less than 80% of the shares issued and outstanding and entitled to vote. Our Board of Directors approved this amendment to our articles of incorporation on February 3, 2012 and accordingly recommends that you vote FOR Proposal 2.

Proposal 3 is for the ratification of the appointment of our registered public accounting firm. It is a non-binding vote and is not required by law or our by-laws, but our Audit Committee will carefully consider the outcome of this vote in determining its next selection of our independent registered public accounting firm. Proposal 4 is a vote on our executive compensation and under the Securities Exchange Act and related SEC regulation, it is an advisory, or non-binding, vote. Our Board of Directors will carefully consider the outcome of this vote.

Proposals 5 and 6 are proposals from our stockholders relating to a majority voting standard in uncontested director elections. These votes are also non-binding and, if approved, would each serve as a recommendation to our Board of Directors. However, our Board of Directors recommends that you vote AGAINST Proposals 5 and 6 because the Board of Directors is already seeking to implement majority voting as part of Proposal 2, which would substantially implement Proposals 5 and 6 and address their underlying concerns and objectives, rendering them moot.

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What shares are entitled to be voted at the annual meeting?

Franklin Street Properties has only one class of common stock outstanding. Each share of Franklin Street Properties’ common stock outstanding as of the close of business on the record date is entitled to one vote at the annual meeting. As of the record date, Franklin Street Properties had 82,937,405 shares of common stock outstanding and entitled to vote at the annual meeting.

What shares can I vote?

All Franklin Street Properties shares owned by you as of March 8, 2012, which is referred to in this proxy statement as the “record date,” may be voted by you. These shares include those (1) held directly in your name as a stockholder of record and (2) held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of the stockholders of Franklin Street Properties hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between being a “record” holder and being a “beneficial” holder of our shares.

Stockholder of Record

If your shares are registered directly in your name with Franklin Street Properties’ transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares, and the Notice or set of printed proxy materials, as applicable, is being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named in the proxy card or to vote in person at the annual meeting. If you request a paper copy of the materials as described in the Notice, a proxy card will be sent to you with those materials.

Beneficial Owner

If your shares are held in a brokerage account by a broker, bank or other nominee, you are considered the beneficial owner of shares held on your behalf in “street name”, and the Notice or set of printed proxy materials, as applicable, is being forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account or to vote in person at the annual meeting. You should receive information from your broker, bank or other nominee on how you can direct the voting of your shares. In addition, since you are not the stockholder of record, in order to vote in person at the annual meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of common stock of record. If you request a paper copy of the proxy materials as indicated in the Notice, your broker, bank or other nominee will provide a voting instruction card for you to use to direct the voting of your shares.

May I attend the meeting?

All stockholders of record of shares of common stock of Franklin Street Properties at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each stockholder and proxy may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted.

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If you are not a stockholder of record but hold shares through a broker, bank or other nominee (i.e., if you hold your shares in “street name”), you will need to provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, or other similar evidence of ownership. We reserve the right to determine the validity of any purported proof of beneficial ownership. If you do not have proof of ownership, you may not be admitted to the annual meeting.

Attendees are not permitted to bring cameras, recording devices and other electronic devices to the annual meeting, and attendees may be subject to security inspections and other security precautions. You may obtain directions to the annual meeting by visiting the hotel’s website at:

http://www.starwoodhotels.com/sheraton/property/area/directions.html?propertyID=232.

How do I vote?

Voting in Person at the Meeting. If you are a stockholder of record and attend the annual meeting, you may vote in person at the meeting either by delivering your proxy in person or using a ballot, which will be available at the meeting. If your shares of common stock are held in street name and you wish to vote in person at the meeting, prior to the annual meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of common stock as stockholder of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you are a stockholder of record, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

•	Vote by Internet. You may vote via the Internet by following the instructions provided in the Notice or, if you received printed materials, on your proxy card. The website for Internet voting is www.proxyvote.com and is also printed on the Notice and on your proxy card. Please have your Notice or proxy card in hand. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 16, 2012. You will receive a series of instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.
•	Vote by Telephone. If you received printed copies of the proxy materials, you also have the option to vote by telephone by calling the toll-free number listed on your proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 16, 2012. When you call, please have your proxy card in hand. You will receive a series of voice instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you did not receive printed materials and would like to vote by telephone, you must request printed copies of the proxy materials by following the instructions on your Notice. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.
•	Vote by Mail. If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided with your printed materials. If you did not receive printed materials and would like to vote by mail, you must request printed copies of the proxy materials by following the instructions on your Notice.
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Voting by Proxy for Shares Registered in Street Name. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted as you direct. Those instructions may have accompanied these printed materials.

What are the quorum and voting requirements for the proposals?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. As of the record date, there were 82,937,405 shares of common stock outstanding and entitled to vote at the annual meeting. Abstentions and broker non-votes (described below), if any, will be considered present for the purpose of determining the presence of a quorum.

The vote of a plurality of all votes cast at the annual meeting is required to approve the election of each director in Proposal 1. Under Maryland law and our articles of incorporation, the amendment to repeal the classified board provision in our articles of incorporation in Proposal 2 would first need to be approved by a majority of our directors and then approved by the affirmative vote of the holders of not less than 80% of the shares of common stock issued and outstanding and entitled to vote. Our Board of Directors approved this amendment to our articles of incorporation on February 3, 2012. The affirmative vote of a majority of the votes cast at the annual meeting is required for approval of the ratification of the selection of the independent registered public accounting firm (Proposal 3); approval of the advisory vote on executive compensation (Proposal 4); and approval of each of the stockholder proposals (Proposals 5 and 6). For purposes of the votes on these proposals (i.e. Proposals 3 through 6), abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote (although they will be considered present for the purpose of determining the presence of a quorum).

The vote on executive compensation (Proposal 4) is a non-binding vote. Proposals 5 and 6 are also non-binding votes and, if approved, would each serve only as a recommendation to our Board of Directors. Under our bylaws, an amendment to our bylaws of the sort proposed to implement a majority voting standard in uncontested director elections would need to be approved by a majority of our directors. On February 3, 2012, our Board of Directors approved such a bylaw amendment, however, it will become effective only in the event that the stockholders approve the amendment to the articles of incorporation that is set forth in Proposal 2.

Broker non-votes occur when brokers, banks or other nominees do not receive voting instructions from their customers on how to vote the customers’ shares on a proposal and the broker, bank or other nominee does not have discretionary voting authority or chooses not to exercise it with respect to a proposal. If you hold shares in street name and you do not give instructions as to how to vote your shares, your broker, bank or other nominee may have authority to vote your shares on certain routine items but not on other items. Proposal 3 is a routine matter, so your broker, bank or other nominee has discretionary voting authority to vote on that matter. Your broker, bank or other nominee does not have discretionary voting authority for any of the other proposals on the ballot: the election of directors (Proposal 1), the amendment to our articles of incorporation to repeal the classified board provision (Proposal 2), the advisory vote on executive compensation (Proposal 4) and the stockholder proposals relating to majority voting in uncontested director elections (Proposals 5 and 6).

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What if I change my mind after I have voted?

You may revoke your proxy and change your vote at any time before it is voted at the annual meeting by (1) sending a written notice of revocation to our Secretary at the company’s address set forth in this proxy statement; (2) submitting a new written proxy, bearing a date later than the date of the proxy being revoked; (3) voting again on the Internet or by telephone prior to 11:59 p.m. Eastern Time on Wednesday, May 16, 2012; or (4) attending the annual meeting and voting in person. Attendance at the annual meeting will not, in itself, constitute revocation of a previously granted proxy.

If you hold your shares in street name, then you may submit new voting instructions by contacting your broker or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy as described above.

Where do I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also publish preliminary or, if available, final voting results within four business days of the annual meeting in a Current Report on Form 8-K to be filed with the SEC. If necessary, we will publish final voting results within four business days after the final voting results are known in an amendment to Current Report on Form 8-K to be filed with the SEC. Copies of the Current Report on Form 8-K and any amendments thereto to be filed with the SEC will be available on our website at:

http://www.franklinstreetproperties.com and on the SEC’s website at http://www.sec.gov.

Will other matters be voted on at the annual meeting?

We are not currently aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, any proxies received by us will be voted in the discretion of the proxy holders.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Introduction

Our common stock trades on NYSE Amex under the symbol “FSP”. We began trading on the American Stock Exchange in June 2005. The exchange’s name was changed to NYSE Amex after it was acquired by NYSE Euronext on October 1, 2008.

Board of Directors and its Committees

Board of Directors. Franklin Street Properties is currently managed by a seven member Board of Directors, which is divided into three classes (Class I, Class II and Class III). Our Board of Directors is currently composed of two Class I directors (Dennis J. McGillicuddy and Janet P. Notopoulos), three Class II directors (John N. Burke, Barbara J. Fournier and Barry Silverstein) and two Class III directors (George J. Carter and Georgia Murray). The members of each class of our Board of Directors serve for staggered three-year terms. The terms of our current Class I, Class II and Class III directors expire upon the election and qualification of directors at the annual meetings of stockholders to be held in 2013, 2012 and 2014, respectively, where directors will be elected or re-elected for a full term of three years to succeed those directors whose terms are expiring.

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Director Independence. Under the NYSE Amex corporate governance standards, set out in the NYSE Amex Company Guide (the “NYSE Amex Rules”), at least a majority of the Board of Directors must be “independent directors” as defined in Section 803A of the NYSE Amex Rules. According to Section 803A, “independent director” means a person other than an executive officer or employee of Franklin Street Properties. In addition, to qualify as an “independent director,” the Board of Directors must affirmatively determine that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Section 803A of the NYSE Amex Rules also includes the following non-exclusive list of persons who shall not be considered independent:

a.	a director who is, or during the past three years was, employed by us, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);
b.	a director who accepted or has an immediate family member who accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:
i	compensation for Board or Board committee service,
ii	compensation paid to an immediate family member who is an employee (other than an executive officer) of Franklin Street Properties,
iii	compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year), or
iv	benefits under a tax-qualified retirement plan, or non-discretionary compensation;
c.	a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;
d.	a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments (other than those arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;
e.	a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of our executive officers serve on the compensation committee of such other entity; or
f.	a director who is, or has an immediate family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

For purposes of Section 803A of the NYSE Amex Rules, “immediate family member” includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home (other than domestic employees).

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Because Ms. Murray and Messrs. Burke, McGillicuddy and Silverstein do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, our Board of Directors has determined that they are “independent directors” for purposes of the NYSE Amex.

Board Leadership Structure. At the present time, our Board of Directors has chosen to combine the Chairman and Chief Executive Officer positions and has not appointed a separate lead director. Our Board of Directors believes that George J. Carter is best suited to serve in both positions because he is most familiar with Franklin Street Properties’ business and industry and is most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Mr. Carter has served as Chief Executive Officer and Chairman since he founded Franklin Street Properties, originally Franklin Street Properties Limited Partnership. Our Board of Directors believes that independent directors and management have different perspectives and roles in our strategy development. Our independent directors bring experience, oversight and expertise from outside Franklin Street Properties and its industry, while the Chief Executive Officer brings company-specific experience and expertise. Our Board of Directors believes that, at the present time, the combined role of Chairman and Chief Executive Officer is in the best interest of Franklin Street Properties and our stockholders and is consistent with good corporate governance. The combined role promotes strategy development and execution and facilitates information flow between management and the Board of Directors, which are essential to effective governance.

Board Role in Risk Oversight. Our Board of Directors has the primary responsibility for overseeing the Company’s risk management processes. This responsibility has been delegated by the Board of Directors to the Audit Committee and the Compensation Committee, each with respect to the assessment of the risks and risk management in its respective area of oversight. In general, our Board of Directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks. Our Audit Committee oversees risk management activities related to financial controls and legal and compliance risks and our Compensation Committee oversees risk management activities relating to our compensation policies and practices. Each committee reports to the full Board of Directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. These committees and the full Board of Directors focus on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensure that risks undertaken by the Company are consistent with the Board of Directors’ appetite for risk. While the Board of Directors oversees the Company’s risk management, the Company’s management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that the leadership structure of our Board of Directors supports this approach. The Board of Directors and each of our committees regularly discusses with management our major risk exposures, their potential financial impact on Franklin Street Properties, and the steps we take to manage them.

Meetings. Our Board of Directors met six times during 2011. Each director attended at least 75% of the combined total of the meetings of our Board of Directors and committee meetings on which that director served. Directors are expected to attend annual meetings of our stockholders in person unless doing so is impracticable due to unavoidable conflicts. With the exception of Barbara Fournier and Barry Silverstein, both of whom participated via conference call, each director attended the 2011 annual meeting of stockholders in person.

Each director has the right to call an executive session without management participation after each regularly scheduled meeting of the entire Board of Directors and at such other times the directors deem such a meeting to be appropriate. Similarly, each independent director has the right to call an executive session with only independent directors present after each regularly scheduled meeting of the entire Board of Directors and at such other times that the independent directors deem appropriate. At a minimum, the independent directors meet in executive session at least annually without the presence of non-independent directors and management.

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Committees. Our Board of Directors has the following two standing committees: (1) Audit and (2) Compensation. The membership and the function of each of these committees are described below.

Audit	Compensation
John N. Burke, Chair	Georgia Murray, Chair
Dennis J. McGillicuddy	John N. Burke
Georgia Murray	Dennis J. McGillicuddy
Barry Silverstein	Barry Silverstein

Audit Committee. Our Board of Directors has established an Audit Committee which operates pursuant to a charter approved by our Board of Directors and that is reviewed and reassessed at least annually. The Audit Committee, among other functions, (1) has the sole authority to appoint, evaluate, terminate and determine the compensation of our independent registered public accounting firm, (2) reviews with our independent registered public accounting firm the scope and results of the audit engagement, (3) approves professional services provided by our independent registered public accounting firm, (4) reviews the independence of our independent registered public accounting firm and (5) reviews and approves our policies and procedures for reviewing and approving or ratifying related person transactions. Each member of the Audit Committee is “independent” as that term is defined in the rules of the SEC and the applicable NYSE Amex Rules for members of audit committees. Our Board of Directors determined that Mr. Burke qualifies as an “audit committee financial expert” as that term is defined in the rules of the SEC. The Audit Committee Report is included later in this proxy statement. The Audit Committee met five times during 2011.

Compensation Committee. Our Board of Directors has established a Compensation Committee which operates pursuant to a charter that was approved by our Board of Directors and that is reviewed and reassessed at least annually. Each member of the Compensation Committee is “independent” under the NYSE Amex Rules. The Compensation Committee’s responsibilities include, among other duties, the responsibility to (1) review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, (2) evaluate the performance of the Chief Executive Officer in light of such goals and objectives and either determine and approve or recommend to our Board of Directors for approval the compensation of the Chief Executive Officer based on such evaluation, (3) oversee the evaluation of our other executive officers, (4) review and approve, or make recommendations to our Board of Directors with respect to, the compensation of our other executive officers, (5) review and make recommendations to our Board of Directors with respect to incentive compensation and equity-based plans, (6) review and make recommendations to our Board of Directors with respect to the compensation of our non-employee directors and (7) perform other functions or duties deemed appropriate by the Board of Directors.

The Compensation Committee is authorized to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation and to approve the consultant’s fees and other retention terms and to pay the compensation without further action by the Board of Directors. The Compensation Committee also has authority to commission compensation surveys or studies as the need arises. During 2011, the Chief Executive Officer retained FTI Consulting, Inc. to provide a summary of the compensation practices of other peer group companies and other information relating to the Company’s compensation policies and practices for its executive officers.  After considering the information provided by FTI Consulting, Inc. and other information deemed material by the Compensation Committee, the Compensation Committee made no changes to the Company’s compensation policies and practices for its executive officers.

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The Compensation Committee makes all compensation decisions relating to compensation of the Chief Executive Officer and all other executive officers. The Chief Executive Officer is not permitted to be present during any deliberations or voting relating to the Chief Executive Officer. The Compensation Committee takes into consideration recommendations made by the Chief Executive Officer with respect to compensation decisions relating to executive officers other than the Chief Executive Officer.

The Compensation Committee Report is included in this proxy statement on page 30. The Compensation Committee met once during 2011.

A copy of each of our Audit Committee and Compensation Committee Charters is available on our website at http://www.franklinstreetproperties.com under the heading “Investor Relations” and then under the subheading “Governance Documents.”

Our Board of Directors may from time to time establish other special or standing committees to facilitate the management of Franklin Street Properties or to discharge specific duties delegated to the committee by the full Board of Directors.

Consideration of Director Nominees

Franklin Street Properties does not have a standing nominating committee. Instead, director nominations are recommended for selection by our Board of Directors by a majority of our independent directors in accordance with Section 804(a) of the NYSE Amex Rules. Once nominees are recommended, each director participates in the consideration of the nominees. Our Board of Directors has determined that it is appropriate for us not to have a nominating committee because all of the matters which a nominating committee would be responsible for are presently considered by all the members of our Board of Directors or, when appropriate, the independent directors only. Mr. Carter, Ms. Fournier and Ms. Notopoulos, each an employee of the Company, would not be deemed to be “independent” under the listing standards of the NYSE Amex.

The process followed by our Board of Directors to identify and evaluate director candidates includes requests to our directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by our directors.

In considering whether to nominate any particular candidate who has been recommended by a majority of our independent directors, our Board of Directors applies various criteria, including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, the ability to act in the interests of all stockholders and any potential conflicts of interest.

In addition to the foregoing criteria, our Board of Directors also considers diversity of the Board of Directors in its evaluation of candidates for board membership. Our Board of Directors believes that diversity with respect to viewpoint, skills and experience should be an important factor in board composition. Our Board of Directors ensures that diversity considerations are discussed in connection with each potential nominee, as well as on a periodic basis in connection with the composition of the board as a whole. Our Board of Directors does not assign specific weight to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. Our Board of Directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.

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Stockholders may recommend individuals to our Board of Directors for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to our principal office, 401 Edgewater Place, Wakefield, Massachusetts 01880, Attn: Barbara J. Fournier, Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, our Board of Directors will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of our Board of Directors, by following the procedures set forth below under “Stockholder Proposals.” Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws would be presented as a nominee at the next annual meeting of stockholders but would not be included in our proxy card for the next annual meeting.

Communicating with our Board of Directors

Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Secretary of Franklin Street Properties is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we may receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board of Directors should address such communications to Board of Directors, Franklin Street Properties Corp., 401 Edgewater Place, Wakefield, Massachusetts 01880, Attn: Barbara J. Fournier, Secretary.

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PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Our Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class II directors, whose terms expire at this annual meeting, two Class I directors, whose terms expire at our 2013 annual meeting, and two Class III directors, whose terms expire at the 2014 annual meeting (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

At the annual meeting, three Class II directors will be elected to serve until our 2015 annual meeting and until their respective successors are duly elected and qualified. Following the recommendation of our independent directors, our Board of Directors has nominated Mr. John N. Burke, Ms. Barbara J. Fournier and Mr. Barry Silverstein for election as Class II directors. Each nominee is currently serving as a Class II director of Franklin Street Properties. Our Board of Directors anticipates that, if elected, the nominees will serve as directors. However, if any person nominated by our Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person as our Board of Directors may recommend.

Vote Required

Directors are elected by a plurality of all the votes cast. Votes may be cast FOR or WITHHELD with respect to each nominee. If you own shares in street name, in the absence of your voting instructions, your broker may not use its discretion to vote your shares with respect to the election of directors. Those broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITS NOMINEES, John N. Burke, Barbara J. Fournier and Barry Silverstein. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN. PROXIES MAY NOT BE VOTED FOR A GREATER NUMBER OF PERSONS THAN THE NUMBER OF NOMINEES CONTAINED HEREIN.

Information Regarding the Nominees and Other Directors

The biographies of each of the nominees for election as Class II directors at the annual meeting and the continuing directors below contain information regarding each person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused our Board of Directors to determine that the person should serve as a director of Franklin Street Properties.

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Nominees for Class II directors (to be elected to hold office for a term expiring at our 2015 annual meeting):

John N. Burke, age 50, has been a director and Chair of the Audit Committee since June 2004. Mr. Burke is a certified public accountant with approximately 25 years of experience in the practice of public accounting working with both private and publicly traded companies with extensive experience serving clients in the real estate industry. Such experience includes analysis and evaluation of financial reporting, accounting systems, internal controls and audit matters. Mr. Burke has been involved as an advisor on several public offerings, private equity and debt financings and merger and acquisition transactions. Mr. Burke’s consulting experience includes a wide range of business planning matters. Prior to starting his own firm in 2003, Mr. Burke was a Partner in the Boston office of BDO USA, LLP. Mr. Burke is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of CPAs. Mr. Burke earned an M.S. in Taxation and studied undergraduate accounting and finance at Bentley College. We believe Mr. Burke’s qualifications to serve on our Board of Directors include his more than 25 years of experience in the practice of public accounting.

Barbara J. Fournier, age 56, is Executive Vice President, Chief Operating Officer, Treasurer, Secretary and has been a director since 2002. Ms. Fournier was the Principal Financial Officer until March 2005. Prior to the conversion (the “Conversion”) of Franklin Street Partners Limited Partnership (the “Partnership”) into the Company in 2002, Ms. Fournier was the Vice President, Chief Operating Officer, Treasurer and Secretary of the general partner of the Partnership (the “General Partner”). From 1993 through 1996, she was Director of Operations for the private placement division of Boston Financial Securities, Inc. (“Boston Financial”). Prior to joining Boston Financial, Ms. Fournier served as Director of Operations for Schuparra Securities Corp. and as the Sales Administrator for Weston Financial Group. From 1979 through 1986, Ms. Fournier worked at First Winthrop Corporation in administrative and management capacities; including Office Manager, Securities Operations and Partnership Administration. Ms. Fournier attended Northeastern University and the New York Institute of Finance. Ms. Fournier is a member of the NYSE Amex Listed Company Council. Ms. Fournier participates in corporate governance-related continuing education sessions offered by the NYSE affiliate, Corporate Board Member. Ms. Fournier is a Financial Industry Regulatory Authority (“FINRA”) General Securities Principal (Series 24). She also holds other FINRA supervisory licenses including Series 4 and Series 53, and a FINRA Series 7 general securities license, a FINRA Series 99, Operations Professional license and a FINRA Series 79, Investment Banker Registration license. We believe Ms. Fournier’s qualifications to serve on our Board of Directors include her more than 30 years of experience in the securities and real estate syndication industries, including as our Chief Operating Officer.

Barry Silverstein, age 79, has been a director since May 2002. Mr. Silverstein took his law degree from Yale University in 1957 and subsequently held positions as attorney/officer/director of various privately-held manufacturing companies in Chicago, Illinois. In 1964, he moved to Florida to manage his own portfolio and to teach at the University of Florida Law School. In 1968, Mr. Silverstein became the principal founder and shareholder in Coaxial Communications, a cable television company. In 1998 and 1999, Coaxial sold its cable systems. Since January 2001, Mr. Silverstein has been a private investor. We believe Mr. Silverstein’s qualifications to serve on our Board of Directors include his entrepreneurial and investment acumen.

Class I directors (holding office for a term expiring at our 2013 annual meeting):

Dennis J. McGillicuddy, age 70, has been a director since May 2002. Mr. McGillicuddy graduated from the University of Florida with a B.A. degree and from the University of Florida Law School with a J.D. degree. In 1968, Mr. McGillicuddy joined Barry Silverstein in founding Coaxial Communications, a cable television company. In 1998 and 1999, Coaxial sold its cable systems. Mr. McGillicuddy has served on the boards of various charitable organizations. He is currently president of the Board of Trustees of Florida Studio Theater, a professional non-profit theater organization, and he serves as a Co-Chair, together with his wife, of Embracing Our Differences, an annual month-long art exhibit that promotes the values of diversity and inclusion. Mr. McGillicuddy also is a member of the Advisory Board to the Center For Mindfulness In Medicine, Health Care & Society, University of Massachusetts Medical School. We believe Mr. McGillicuddy’s qualifications to serve on our Board of Directors include his entrepreneurial and investment acumen.

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Janet Prier Notopoulos, age 64, is an Executive Vice President, President of FSP Property Management LLC and has been a director since 2002. Ms. Notopoulos has as her primary responsibility the oversight of the management of the real estate assets of the Company and its affiliates. Prior to the Conversion, Ms. Notopoulos was a Vice President of the General Partner. Prior to joining the Partnership in 1997, Ms. Notopoulos was a real estate and marketing consultant for various clients. From 1975 to 1983, Ms. Notopoulos was Vice President of North Coast Properties, Inc., a Boston real estate investment company. Between 1969 and 1973, Ms. Notopoulos was a real estate paralegal at Goodwin, Procter & Hoar. Ms. Notopoulos is a graduate of Wellesley College (B.A.) and the Harvard School of Business Administration (M.B.A.). We believe Ms. Notopoulos’ qualifications to serve on our Board of Directors include her more than 25 years of experience in the commercial real estate industry, including as President of FSP Property Management LLC.

Class III directors (holding office for a term expiring at our 2014 annual meeting):

George J. Carter, age 63, is President, Chief Executive Officer and has been a director since 2002. He is responsible for all aspects of the business of Franklin Street Properties and its affiliates, with special emphasis on the evaluation, acquisition and structuring of real estate investments. Prior to the Conversion, Mr. Carter was President of the General Partner and was responsible for all aspects of the business of the Partnership and its affiliates. From 1992 through 1996 he was President of Boston Financial. Prior to joining Boston Financial, Mr. Carter was owner and developer of Gloucester Dry Dock, a commercial shipyard in Gloucester, Massachusetts. From 1979 to 1988, Mr. Carter served as Managing Director in charge of marketing at First Winthrop Corporation, a national real estate and investment banking firm headquartered in Boston, Massachusetts. Prior to that, Mr. Carter held a number of positions in the brokerage industry, including positions with Merrill Lynch & Co. and Loeb Rhodes & Co. Mr. Carter is a graduate of the University of Miami (B.S.). Mr. Carter is a FINRA General Securities Principal (Series 24) and holds a FINRA Series 7 general securities license and a FINRA Series 79, Investment Banker Registration license. Mr. Carter’s son, Scott H. Carter, serves as Executive Vice President, General Counsel and Assistant Secretary of the Company and Mr. Carter’s other son, Jeffrey B. Carter, serves as Executive Vice President and Chief Investment Officer of the Company. We believe Mr. Carter’s qualifications to sit on our Board of Directors include his more than 30 years of experience in the commercial real estate and investment banking industries, including as our founder, Chairman, President and Chief Executive Officer.

Georgia Murray, age 61, has been a director since April 2005 and Chair of the Compensation Committee since October 2006. Ms. Murray is retired from Lend Lease Real Estate Investments, Inc., where she served as a Principal from November 1999 until May 2000. From 1973 through October 1999, Ms. Murray worked at The Boston Financial Group, Inc., serving as Senior Vice President and a Director at times during her tenure. Boston Financial was an affiliate of the Boston Financial Group, Inc. She is a past Trustee of the Urban Land Institute and a past President of the Multifamily Housing Institute. Ms. Murray previously served on the Board of Directors of Capital Crossing Bank. She also serves on the boards of numerous non-profit entities. Ms. Murray is a graduate of Newton College. We believe Ms. Murray’s qualifications to serve on our Board of Directors include her more than 27 years of experience in the commercial real estate industry, board experience in the banking industry and general expertise in corporate strategy development and organizational acumen.

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Ms. Fournier, Ms. Notopoulos and Mr. Carter are each also a director of the following public reporting companies: FSP Galleria North Corp.; FSP Phoenix Tower Corp; FSP 50 South Tenth Street Corp.; and FSP 303 East Wacker Drive Corp. Each of these directors holds office from the time of his or her election until the next annual meeting and until a successor is elected and qualified, or until such director’s earlier death, resignation or removal.

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BENEFICIAL OWNERSHIP OF VOTING STOCK

The following table sets forth the beneficial ownership of the common stock of Franklin Street Properties as of March 8, 2012 by each director or nominee for director, by each of the executive officers named in the Summary Compensation Table set forth below, whom we refer to as the Named Executive Officers, by each person or entity known by us to own beneficially more than 5% of common stock, and by all current directors and executive officers as a group.

	Number of Shares Beneficially Owned (1)	Percentage of Outstanding Common Stock (2)
Named Executive officers and Directors
Barry Silverstein (3)	5,507,581.50	6.64%
Dennis J. McGillicuddy (4)	3,481,396	4.20%
George J. Carter (5)	916,531	1.11%
R. Scott MacPhee (6)	398,866	*
William W. Gribbell (6)	67,534	*
Barbara J. Fournier (7)	31,075	*
Georgia Murray	27,400	*
John G. Demeritt	20,000	*
Janet P. Notopoulos (8)	14,985	*
John N. Burke	2,544.31	*
Scott H. Carter	550	*
All current Directors and executive officers as a group (10 persons)	10,008,237.81	12.07%
Additional 5% Beneficial Owners

FMR LLC (9)	8,113,431	9.78%
BlackRock Inc. (10)	6,687,073	8.06%
The Vanguard Group, Inc. (11)	7,790,443	9.39%

* Less than 1%.

1)	We do not have any outstanding stock options or other securities convertible into common stock. Each person has sole investment and voting power with respect to the shares indicated as beneficially owned, except as otherwise noted. The inclusion herein of shares as beneficially owned does not constitute an admission of beneficial ownership.
2)	Based upon 82,937,405 shares outstanding as of March 8, 2012.
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3)	Consists of (i) 3,592,168 shares held by Silverstein Investments Limited Partnership III, or SILP III, (ii) 494,856 shares held by JMB Family Limited Partnership, or JMBFLP, (iii) 712,311 shares held by MSTB Family Limited Partnership 2003 Irrevocable Trust, or MSTB Trust 2003, for the benefit of MTSB Family Limited Partnership, or MTSBFLP, (iv) 80,999 shares held by Silverstein Family Limited Partnership 2002, LTD, or SFLP 2002, (v) 531,437.50 shares held by Silverstein Investments Limited Partnership II, or SILP II, (vi) 27,070 shares held by Silverstein Investments Limited Partnership, or SILP, (vii) 31,000 shares held by MTSBFLP, and (viii) 37,740 shares held by Mr. Silverstein’s spouse. Mr. Silverstein disclaims beneficial ownership of the shares held by SILP II and the shares held for the benefit of his spouse. Mr. Silverstein is the trustee of MTSB Trust 2003. Mr. Silverstein is the General Partner of JMBFLP, SFLP 2002 and MTSBFLP and has sole dispositive and sole voting power over the shares held by these entities. Mr. Silverstein and his spouse jointly own the limited partnership interests in SILP III. Mr. Silverstein has shared dispositive power and no voting power over the shares held by SILP III. Mr. Silverstein and his spouse jointly own the limited partnership interests in SILP. Mr. Silverstein has shared dispositive power but no voting power over the shares held by SILP. Mr. Silverstein’s business address is 5111 Ocean Boulevard, Suite C, Sarasota, Florida 34242. Mr. Silverstein has placed 3,019,238 shares of his common stock in a broker’s margin account.
4)	Consists of (i) 2,395,484 shares held by McGillicuddy Investments Limited Partnership III, or MILP III, (ii) 8,946 shares held by various trusts for Mr. McGillicuddy’s grandchildren, of which Mr. McGillicuddy’s spouse is a trustee, (iii) 14,091 shares held by Mr. McGillicuddy’s spouse and (iv) 1,062,875 shares held by SILP II, of which Mr. McGillicuddy is trustee. Mr. McGillicuddy disclaims beneficial ownership of those shares held for the benefit of his spouse, those held by trusts for his grandchildren, those held by MILP III and those held by SILP II. Mr. McGillicuddy and his wife own all of the limited partnership interest in MILP III. Mr. McGillicuddy has shared dispositive power and no voting power over the shares held by MILP III and SILP II. Excludes 404,499 shares held by the McGillicuddy FLP Irrevocable Trust of 2003, of which Mr. McGillicuddy’s son is trustee and has sole investment and voting power over the shares. Mr. McGillicuddy has placed 3,009,575 shares of his common stock in a broker’s margin/line of credit account.
5)	Includes 878,531 shares held by Mr. Carter and his spouse, Judith I. Carter, with whom Mr. Carter shares investment and voting power.
6)	The Company terminated the employment of William W. Gribbell, Executive Vice President, and R. Scott MacPhee, Executive Vice President, effective December 15, 2011.
7)	Includes 1,355 shares held by Ms. Fournier’s spouse. Ms. Fournier disclaims beneficial ownership of such shares.
8)	Includes 145 shares held by Ms. Notopoulos’ spouse. Ms. Notopoulos disclaims beneficial ownership of such shares.
9)	Based solely on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2012 by FMR LLC, reporting sole power to vote or direct the vote over 400 shares, and sole power to dispose or direct the disposition of 8,113,431 shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 8,113,031 shares as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, each has sole power to dispose of the 8,113,031 shares. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.
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10)	Based solely on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2012 by BlackRock Inc., reporting sole power to vote or direct the vote over, and sole power to dispose or direct the disposition of, 6,687,073 shares. The address of BlackRock Inc. is 40 East 52nd Street, New York, NY 10022.
11)	Based solely on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2012 by The Vanguard Group, Inc., reporting sole power to vote or direct the vote over 110,421 shares, and sole power to dispose or direct the disposition of 7,680,022 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

As an investment firm that specializes in real estate, it is critical that we be able to attract, motivate and retain highly talented individuals at all levels of the organization. We believe that compensation levels should be competitive enough to attract and retain experienced and capable leaders and motivate those individuals to achieve exceptional results and reward them for being instrumental in reaching our strategic goals. At the same time, we believe in simplicity and maintaining compensation at responsible levels. For 2011, the compensation of executives consisted of the same five components as were provided to all of our employees: (1) base salary ; (2) the potential for a cash bonus; (3) the potential for an award of common stock under our stock incentive plan; (4) matching for individual 401(k) plan contributions; and (5) the potential for a payment or payments under our change-in-control program. We do not offer stock options, restricted stock awards, deferred compensation, non-equity incentive plan compensation or perquisites. In addition, none of our employees have employment agreements and we do not require any of our employees to own our common stock.

Our executive officers consist of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Chief Investment Officer (effective February 2012), the General Counsel and the president of FSP Property Management LLC.

In the past, our executive officers also included certain investment executives. Our investment executives were engaged in the private placement of equity in single-purpose entities, which we refer to as Sponsored REITs, that we organized to own real estate. The Sponsored REITs are operated in a manner intended to qualify as real estate investment trusts. On December 15, 2011, we announced that our broker/dealer subsidiary, FSP Investments LLC, would no longer sponsor the syndication of shares of preferred stock in newly-formed Sponsored REITs. In connection with that announcement, we terminated the employment of our executive officers who were investment executives, effective December 15, 2011. The compensation of our investment executives consisted primarily of brokerage commissions.

We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on Franklin Street Properties.

The objectives of our compensation programs

Our Compensation Committee bases its executive compensation programs on the same core objectives that guide us in establishing all of our compensation programs:

•	Compensation should promote the achievement of our business goals and maximize corporate performance and shareholder returns.

•	Compensation should be based on the principles of competitive and fair compensation and sustained performance.

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•	Compensation should be based on the level of job responsibility, individual performance and corporate performance. As employees advance to higher levels within the organization, an increasing proportion of their compensation should be linked to corporate performance and enhancing shareholder value.

•	Compensation should reflect the value of the job in the marketplace. Compensation should be competitive with other employers that compete with us for talent so that we continue to be able to attract and retain highly talented employees.

•	Compensation should reward performance. Our compensation programs should deliver competitive compensation for excellent individual and corporate performance. Similarly, our compensation programs should deliver less compensation, including the possibility of no cash bonus, in the event that individual and/or corporate performance fall short of expectations.

•	Compensation should be equitable. We strive to achieve equitable distributions both for compensation of individual officers and between officers and other employees throughout the organization.

•	Compensation and benefit programs should be designed to attract, motivate and retain highly talented employees who are interested in building a career with us.

What the compensation programs are designed to reward and how we determine the amount (and, where applicable, the formula) for each element to pay

Decisions regarding compensation are based on various subjective performance criteria, including corporate and individual performance.

Our Compensation Committee has established a number of processes to assist it in ensuring that our executive compensation program achieves its objectives. Among those are:

•	Consideration of various measures of corporate performance, including reviewing the extent to which strategic and business plan goals are met, levels of property acquisitions, performance of properties in our portfolio, gains or losses on property dispositions, levels of earnings, funds from operations, or FFO, dividends and maintaining shareholder value. Our Compensation Committee does not apply a formula or assign these performance measures relative weights. Instead, it makes a subjective determination after considering such measures collectively.

•	Consideration of individual performance. The members of the Compensation Committee meet with the Chief Executive Officer annually at the beginning of the year to discuss both individual and corporate priorities for the current year. At that same meeting, the members of the Compensation Committee meet to conduct a review of the Chief Executive Officer’s performance over the past year based on various subjective performance criteria, including his contributions to individual and corporate priorities, his contribution to corporate performance, the degree to which teamwork and corporate values are fostered and other leadership accomplishments. This evaluation is shared with the Chief Executive Officer and is considered by the Compensation Committee in establishing the Chief Executive Officer’s compensation. With respect to the other Named Executive Officers, the members of the Compensation Committee receive a performance assessment and compensation recommendation from the Chief Executive Officer. In establishing the compensation for each of the other Named Executive Officers, the Compensation Committee is not required to give specific weight to any particular criteria or performance metric. The Compensation Committee considers the performance assessment and compensation recommendation from the Chief Executive Officer and also exercises its own judgment based on various subjective performance criteria, including contributions to corporate performance, the degree to which teamwork and corporate values were fostered and other leadership accomplishments.

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•	Comparison of our executive compensation programs as a whole and also a comparison of total executive compensation for each individual with the compensation practices of other companies in the real estate industry. Historically, the Compensation Committee has used the NAREIT Annual Compensation Survey for comparison purposes. To ensure that total compensation is competitive, the Compensation Committee uses the results of the comparison to establish general compensation guidelines. Our Compensation Committee does not apply a formula or assign the survey data relative weight. Instead, it makes a subjective determination for that individual after considering such results collectively.

•	As mentioned above, the compensation of our executive officers who were investment executives consisted primarily of brokerage commissions. As is standard practice in the investment industry, investment executives earned as commission a percentage of payout of the gross sales commission earned on each investment sale. The actual amount of compensation earned as commissions was determined by the level of sales conducted by the individual investment executive. An investment executive’s ability to earn commissions was limited only by the amount of equity available to be sold and his or her individual ability to sell it. As a result, the Compensation Committee did not set the level of compensation for executive officers who were investment executives. In the past, the Compensation Committee did determine the percentage of payout that was paid to the investment executives. In order to ensure that the percentage of payout that was paid to the investment executives was competitive, the Compensation Committee periodically compared its commission practices with the commission practices of other companies in the investment industry and set its percentage of payout based on that review.

Each element of compensation and why we choose to pay each element

(a) Base Salary

Executive officers are paid a base salary. We believe that a competitive base salary provides an important guaranteed element to compensation. We also believe that the payment of a competitive base salary is consistent with the compensation practices of other comparable companies.

Executive officers who were investment executives were not paid a base salary. Instead, they were paid brokerage commissions. As is standard practice in the investment industry, investment executives earned as commission a percentage of payout of the gross sales commission earned on each investment sale. An investment executive’s ability to earn commissions was limited only by the amount of equity available to be sold and his or her individual ability to sell it.

(a) Cash Bonus

Executive officers are eligible for a cash bonus based on various subjective performance criteria, including corporate and individual performance. The payment of a cash bonus is purely discretionary based upon overall performance and in some years there could be no cash bonus payments. We believe that the opportunity to earn a competitive cash bonus provides a monetary incentive that encourages both corporate and individual performance. We also believe that the payment of a competitive cash bonus is consistent with the compensation practices of other comparable companies. Executive officers who were investment executives, together with their sales assistants and administrative staff, were not eligible for a cash bonus.

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(b)  Award of Common Stock

Executive officers are eligible for awards of common stock under our 2002 stock incentive plan. On May 20, 2002, our stockholders approved the 2002 stock incentive plan, which had been previously adopted by our board on February 8, 2002. The 2002 stock incentive plan permits our Board of Directors to award up to 2,000,000 shares of our common stock to eligible participants. Prior to our listing on the American Stock Exchange (now the NYSE Amex) in June 2005, our employees were not able to purchase our common stock. We determined that it was necessary and appropriate to be able to compensate our employees with stock as a means of attracting, retaining and motivating key personnel and to align the interests of management and all personnel with those of our stockholders. All of our employees, officers and directors are eligible to participate in the plan. As of March 8, 2012, 1,944,428 shares of our Common Stock were available under the plan. There have been no awards of common stock under the 2002 stock incentive plan since we started listing our common stock on a stock exchange in June 2005, as employees are now able to purchase common stock in the open market. In the future, however, we may award stock under the 2002 stock incentive plan or a new stock plan in order to attract, retain, or motivate our executives.

(c)  401(k) Matching

Executive officers are eligible to participate in our 401(k) plan. We offer all employees a 401(k) plan that, in 2011, allowed for salary deferrals of up to $16,500 per year (indexed for inflation). We matched up to 3% of an employee’s compensation (up to a compensation cap of $200,000) for plan year 2011 and will match up to 3% of employee compensation (up to a compensation cap of $200,000) for plan year 2012. Employees make their 401(k) contributions through payroll deductions with pretax dollars. All employees are eligible to participate in the plan immediately upon hiring. The employee’s elective deferrals are immediately vested upon contribution to the 401(k) plan, and the employee has sole decision making authority as to the investment of funds. We believe that our 401(k) plan provides a vehicle for our employees to plan for their long-term security and that such a plan ultimately leads to improved job performance. We also believe that our 401(k) plan is consistent with the compensation practices of other comparable companies.

(d)  Change-in-Control Program

Except in the case of a change-in-control of Franklin Street Properties, we are not obligated to pay severance or other enhanced benefits to Named Executive Officers upon termination of their employment.

In February 2006, we adopted a change-in-control program for all our employees, including our executive officers. The program was adopted in response to merger and consolidation activity within the real estate/real estate investment trust industry and is intended to preserve employee morale and productivity and encourage retention in the event of an actual or rumored change-in-control of Franklin Street Properties. The program is also intended to align employee and shareholder interests by enabling employees to consider corporate transactions that are in the best interests of the shareholders and other constituents of Franklin Street Properties without undue concern over whether the transaction or transactions may jeopardize the employee’s own employment.

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Although there are some differences in payment amounts depending on the employee’s job level, the basic elements of the program are comparable for all employees:

•	The program consists of two components: a fixed payment pursuant to a retention agreement between the employee and Franklin Street Properties and the potential for an additional discretionary payment pursuant to a discretionary plan.
•	The triggering event for both components is a change-in-control of Franklin Street Properties. A change-in-control of Franklin Street Properties, as defined in the plan, generally refers to a change in ownership or effective control of Franklin Street Properties or a change in ownership of a substantial portion of the assets of Franklin Street Properties.
•	Under the retention agreement component of the program, employees would receive a payment as soon as practicable following the closing of the change-in-control, but in no event more than thirty days following the closing of the change-in-control. Executive officers would receive payments equal to three years of their base salaries plus a bonus opportunity payment equal to three years of their base salaries. For purposes of the retention agreement component of the program, base salary refers to the base salary of the employee in effect at the time of the closing of the change-in-control. Payments under the retention agreements are subject to a possible reduction, if any, after the tax consequences of the payment are determined.
•	Under the discretionary plan component of the program, immediately prior to the closing of the change-in-control, our Board of Directors may (but is not obligated to) establish a discretionary pool of funds equal to 1% of the market capitalization of Franklin Street Properties immediately prior to the closing of the change-in-control less the total amount of payments to all employees under the retention agreement component of the program. Our Board of Directors would have complete discretion to award all, a portion or none of the discretionary plan pool of funds to any employees of Franklin Street Properties, including the executive officers. Payments under the discretionary plan component are subject to a possible reduction, if any, after the tax consequences of the payment are determined.

Prior to adopting our change-in-control program, management reviewed plans similar to our retention agreement component offered by approximately ten other publicly-traded real estate investment trusts and concluded that our triggering event was generally consistent with the peer group. Management did not review any plans that were comparable to our discretionary plan but concluded that, on balance, the total potential payout amounts under our change-in-control program are generally consistent with the range offered by the peer group.

Our Chief Executive Officer has voluntarily elected not to participate in the retention agreement component of our change-in-control program.

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How each compensation element and our decisions regarding that element fit into our overall compensation objectives and affect decisions regarding other elements

Overview

Although Franklin Street Properties’ overall financial results for 2011 were positive compared to those achieved in 2010, we believe that the price of our common stock continued to be adversely affected by turmoil in the broader financial, credit and real estate markets. However, the Compensation Committee believes that, notwithstanding such economic instability, the executive officers of Franklin Street Properties continued to work diligently during 2011 to both move through our own operating challenges and to take advantage of positioning opportunities that could lead to meaningful future growth in profits and dividends. Based upon its review of the compensation practices of other comparable companies, the Compensation Committee believes that total compensation for the executive officers is within the range of total compensation paid to executive officers with comparable qualifications, experience and responsibilities in the same or similar businesses and of comparable size and success.

(a)  Base Salary or Brokerage Commissions

In reviewing base salaries for 2011, the members of the Compensation Committee applied the principles described above under “What the compensation programs are designed to reward and how we determine the amount (and, where applicable, the formula) for each element to pay.” Based upon the recommendation of the Chief Executive Officer, the Compensation Committee approved base salary increases of approximately 3% for each of the other executive officers. The base salary levels for these positions had remained constant since 2009. The base salary increases were effective on January 31, 2011. With respect to the Chief Executive Officer, the Compensation Committee was prepared to recommend an increase in base salary to our Board of Directors. However, at the request of the Chief Executive Officer, the Compensation Committee did not make such a recommendation to our Board of Directors. The last time that our Chief Executive Officer accepted a base salary increase was on February 1, 2003.

Our base salary amounts are generally lower than industry standard levels. Accordingly, compensation of these positions will be weighted proportionately greater towards year-end bonus amounts based upon corporate and individual performance.

No recommendation was made to adjust our brokerage commission structure in 2011.

(b)  Cash Bonus

In awarding cash bonuses for 2011, the members of the Compensation Committee applied the principles described above under “What the compensation programs are designed to reward and how we determine the amount (and, where applicable, the formula) for each element to pay.” Based upon the recommendation of the Chief Executive Officer, on February 3, 2012, the Compensation Committee approved cash bonuses for each of the other executive officers in the amounts recommended by the Chief Executive Officer. In making his recommendations, the Chief Executive Officer noted, and the Compensation Committee agreed, that each officer’s area of responsibility and accountability (i.e., business unit) contributed to the Company’s performance during 2011, as a result of each person’s leadership and direction. It was further noted that each of these individuals was considered to be integral to the daily operations of Franklin Street Properties and of great value to Franklin Street Properties and firmly committed to doing what is in the best interests of our stockholders.

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The cash bonus amounts are higher than those paid for 2010, but generally consistent with prior years. The Compensation Committee believes that the cash bonus amounts properly reflect Franklin Street Properties’ overall and relative financial performance within the industry for 2011 and that, when combined with the base salary amounts, are within the range of total compensation paid to executive officers with comparable qualifications, experience and responsibilities in the same or similar businesses and of comparable size and success. For the year ended December 31, 2011, Franklin Street Properties’ overall financial results were positive, we acquired five properties, sold two properties for gains, increased overall occupancy in our portfolio and entered into a new unsecured revolving line of credit with a group of banks for advances of up to $600 million. We also utilized our existing on demand offering sales agreement that allows us to offer and sell up to an aggregate gross sales price of $75 million of our common stock from time to time. For the year ended December 31, 2011, we sold approximately 1.5 million shares of our common stock at an average price of $12.00 per share. The proceeds, net of placement/sales agent fees and offering related expenses, were approximately $17.4 million. In addition, Franklin Street Properties was able to maintain a strong balance sheet throughout 2011, which as of December 31, 2011 included approximately a 33% debt to total capitalization ratio, $151 million available on our $600 million line of credit, $23 million in cash, $921 million of stockholders’ equity and no permanent mortgage indebtedness on any of the properties in our portfolio. The debt to total capitalization ratio was calculated by dividing our debt of approximately $449 million by our debt plus stockholders’ equity. The Compensation Committee believes that Franklin Street Properties’ overall and relative performance for 2011 is a direct consequence of the dedication and hard work of these individuals and their staffs.

The Compensation Committee also reviewed and evaluated the performance of the Chief Executive Officer during 2011 by applying the principles described above under “What the compensation programs are designed to reward and how we determine the amount (and, where applicable, the formula) for each element to pay.” As previously stated, Franklin Street Properties achieved positive overall financial results for 2011 compared to those achieved in 2010. Since our announcement on December 15, 2011 that our broker/dealer subsidiary, FSP Investments LLC, would no longer sponsor the syndication of shares of preferred stock in newly-formed Sponsored REITs, we no longer generate fee income from real estate investment banking activities and our financial metrics are now based upon rental income from operations, interest income from secured loans and gains or losses on sales of properties. The Compensation Committee felt that the combined business units performed well under the leadership, focus and discipline of the Chief Executive Officer. In particular, the Compensation Committee noted that net income, total profits as represented by funds from operations (FFO) and gains on sale (GOS) of properties all increased during the year ended December 31, 2011 compared to the same period in 2010. For the reasons discussed in the immediately preceding paragraph and based upon an evaluation of other more subjective performance measurements, the Compensation Committee determined that Franklin Street Properties had a positive year relative to the broader macroeconomic environment in which we found ourselves. The Chief Executive Officer’s overall performance in that relative context was considered excellent by the Compensation Committee. However, at the request of the Chief Executive Officer, the Compensation Committee did not consider making any recommendation to our Board of Directors for a cash bonus for 2011 performance. Although Franklin Street Properties’ results during 2011 were positive, the price of our common stock decreased over the course of the year. The opening price per share on January 3, 2011 was $14.39 and the closing price per share on December 30, 2011 was $9.95. Our Chief Executive Officer believes that the Chief Executive Officer has the ultimate responsibility for the stock price and that, as part of that responsibility, the Chief Executive Officer’s compensation should reflect the stock’s relative performance in the marketplace. Ultimately, the Compensation Committee decided to honor Chief Executive Officer’s request that he not be considered for a cash bonus for 2011 performance. The last time that our Chief Executive Officer accepted a cash bonus was for 2005 performance.

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(c)  Award of Common Stock

Because we determined that it was able to adequately compensate the executive officers who make up the corporate management team with salary and cash bonuses in 2011 no proposal was made for the award of common stock. In future years, the award of Common Stock could be utilized as a compensation option.

(d)  401(k) Matching

There were no proposals made to modify our 401(k) plan program in 2011.

(e)  Change-in-Control Program

Because we determined that our change-in-control program continues to satisfy its original intended purpose, there were no proposals made to modify the program in 2011.

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Summary Compensation Table

The following table sets forth information concerning total compensation for services to Franklin Street Properties for the 2009, 2010 and 2011 fiscal years, of (1) our principal executive officer, (2) our principal financial officer, (3) our other three most highly compensated executive officers who were serving as executive officers as of December 31, 2011 and (4) two additional individuals for whom disclosure would have been provided pursuant to clause (3) above but for the fact that such individuals were not serving as executive officers as of December 31, 2011 (collectively, our “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (1)	Total ($)

George J. Carter, Chief Executive Officer (PEO)	2011 2010 2009	$225,000 $225,000 $225,000	N/A(2) N/A(2) N/A(2)	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	$6,000 $6,000 $6,000	$231,000 $231,000 $231,000
John G. Demeritt, Chief Financial Officer (PFO)	2011 2010 2009	$212,494 $207,000 $204,750	$232,600 $177,600 $154,000	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	$6,000 $6,000 $6,000	$451,094 $390,600 $364,750
Barbara J. Fournier, Executive Vice President, Chief Operating Officer, Treasurer and Secretary	2011 2010 2009	$236,104 $230,000 $227,500	$242,800 $187,800 $163,000	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	$6,000 $6,000 $6,000	$484,904 $423,800 $396,500
William Gribbell, Executive Vice President(3)	2011 2010 2009	$638,856(4) $343,455(4) $293,833(4)	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	$6,000 $6,000 $0	$644,856 $349,455 $293,833
Janet P. Notopoulos, Executive Vice President	2011 2010 2009	$200,688 $195,000 $193,375	$212,600 $177,600 $154,000	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	$6,000 $6,000 $6,000	$419,288 $379,100 $353,375
R. Scott MacPhee, Executive Vice President(3)	2011 2010 2009	$655,808(4) $334,769(4) $429,250(4)	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	$0 $6,000 $6,000	$655,808 $340,769 $435,250
Scott H. Carter, General Counsel	2011	$184,777	$193,000	N/A	N/A	N/A	N/A	$2,600	$380,377

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NOTES

1)	Consists of a 401(k) match from Franklin Street Properties. For additional information, please refer to the discussion included above under the heading – “Compensation Discussion and Analysis – Each element of compensation and why we choose to pay each element – (d) 401(k) Matching.”
2)	At Mr. Carter’s request, he did not receive a bonus for 2009, 2010 or 2011. For additional information, please refer to the discussion included under the heading – “Compensation Discussion and Analysis – How each compensation element and our decisions regarding that element fit into our overall compensation objectives and affect decisions regarding other elements – (b) Cash Bonus.”
3)	Former executive officer who was an investment executive. On December 15, 2011, we announced that our broker/dealer subsidiary, FSP Investments LLC, would no longer sponsor the syndication of shares of preferred stock in newly-formed Sponsored REITs. In connection with that announcement, we terminated the employment of our executive officers who were investment executives, effective December 15, 2011.
4)	No base salary was paid. Consists of brokerage commissions paid by FSP Investments LLC in respect of the sale of preferred stock in Sponsored REITs. For additional information, please refer to the discussion included under the heading “Compensation Discussion and Analysis – Each element of compensation and why we choose to pay each element – (a) Base Salary.”
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Potential Payments Upon Termination or Change in Control

In February 2006, we adopted a change-in-control program for all our employees, including our executive officers. We adopted the program in response to merger and consolidation activity within the real estate/real estate investment trust industry, to preserve employee morale and productivity and to encourage retention in the event of an actual or rumored change-in-control of the Company. The program is also intended to align employee and shareholder interests by enabling employees to consider corporate transactions that are in the best interests of the shareholders and other constituents of the Company without undue concern over whether the transaction or transactions may jeopardize the employee’s own employment. For an overview of our change-in-control program, please refer to the discussion included under the heading “Compensation Discussion and Analysis – Each element of compensation and why we choose to pay each element – (e) Change-in-Control Program.”

Assuming that the closing of a change-in-control occurred on December 31, 2011, the last business day of our fiscal year, our named executive officers would be entitled to payment of the following amounts under the retention agreement component of our change-in-control program:

Name and Principal Position	Potential Payment due under the Retention Agreement
George J. Carter, Chief Executive Officer (PEO)	N/A (1)
John G. Demeritt, Chief Financial Officer (PFO)	$1,274,964 (2)
Barbara J. Fournier, Executive Vice President, Chief Operating Officer, Treasurer and Secretary	$1,416,624 (2)
Scott H. Carter, General Counsel	$1,108,662 (2)
Janet P. Notopoulos, Executive Vice President	$1,204,128 (2)
William Gribbell, Executive Vice President	$1,345,794 (3)
R. Scott MacPhee, Executive Vice President	$1,345,794 (3)
TOTAL	$7,695,966

NOTES

1)	George J. Carter has voluntarily elected not to participate in the retention agreement component of our change-in-control program.
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2)	These are lump-sum payments equal to three years of their base salaries plus a bonus opportunity payment equal to three years of their base salaries. The payment amounts are subject to a possible reduction, if any, after the tax consequences are determined.
3)	Former executive officer who was an investment executive. On December 15, 2011, we announced that our broker/dealer subsidiary, FSP Investments LLC, would no longer sponsor the syndication of shares of preferred stock in newly-formed Sponsored REITs. In connection with that announcement, we terminated the employment of our executive officers who were investment executives, effective December 15, 2011. With respect to former executive officers who were investment executives, there are lump sum payments equal to the average of the lump sum payments made to the Chief Financial Officer and the Chief Operating Officer. The payment amounts are subject to a possible reduction, after the tax consequences are determined.

Under the discretionary plan component of our change-in-control program, our Board of Directors has the right, but not the obligation, to establish a discretionary pool of funds equal to 1% of our market capitalization immediately prior to the closing of the change-in-control. On December 30, 2011, there were 82,937,405 shares of our common stock outstanding, and the closing price per share of our common stock was $9.95. Accordingly, on December 31, 2011, our market capitalization was $825,227,180, and 1% of our market capitalization equaled $8,252,272. This $8,252,272 amount would then be reduced by the total amount of payments due and payable to all of our employees (including our named executive officers) under the retention agreement component of our change-in-control program. Our Board of Directors would then have complete discretion to award all, a portion or none of the remaining balance to any of our employees, including our Named Executive Officers. As is the case with the retention agreement component of our change-in-control program, any payments under the discretionary plan component are subject to a possible reduction, if any, after the tax consequences are determined.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Ms. Murray (Chair) and Messrs. Burke, McGillicuddy and Silverstein. No executive officer of Franklin Street Properties has served as a director or member of the Compensation Committee (or other committee serving an equivalent function, or in the absence of any such committee, the entire Board of Directors) of any other entity that has one of its executive officers serving or having served as a director or member of the Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and these discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

By the Compensation Committee of the Board of Directors of Franklin Street Properties.

Georgia Murray, Chair
John N. Burke
Dennis J. McGillicuddy
Barry Silverstein

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COMPENSATION OF DIRECTORS 2011 DIRECTOR COMPENSATION
Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
John N. Burke	$65,000	N/A	N/A	N/A	N/A	N/A	$65,000
Dennis J. McGillicuddy	$55,000	N/A	N/A	N/A	N/A	N/A	$55,000
Georgia Murray	$55,000	N/A	N/A	N/A	N/A	N/A	$55,000
Barry Silverstein	$55,000	N/A	N/A	N/A	N/A	N/A	$55,000

We compensate our non-management directors for their services as directors in the annual amount of $55,000, plus an additional $10,000 annually for the Chair of the Audit Committee. We also reimburse our non-management directors for expenses incurred by them in connection with attendance at Board of Directors meetings.

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SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides information about Franklin Street Properties’ common stock that may be issued under all of our equity compensation plans as of December 31, 2011. Franklin Street Properties has only one equity compensation plan, the 2002 stock incentive plan. Our stockholders approved this plan in May 2002.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(1))

Equity Compensation Plans Approved by Security Holders	None (2)	N/A	1,944,428 (2)
Equity Compensation Plans Not Approved by Security Holders	None	N/A	N/A
Total	None	N/A	1,944,428

1)	The number of shares is subject to adjustments in the event of stock splits and other similar events.

2)	The 2002 stock incentive plan provides for the granting of awards consisting of shares of common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on its review of copies of reports filed by the directors and executive officers of Franklin Street Properties pursuant to Section 16(a) of the Exchange Act or written representations from certain persons required to file reports under Section 16(a) of the Exchange Act, we believe that during 2011 all filings required to be made by its reporting persons were timely made in accordance with the requirements of the Exchange Act.

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TRANSACTIONS WITH RELATED PERSONS

Related Person Transaction Policy

On February 2, 2007, our Board of Directors adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Franklin Street Properties is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to our Chief Operating Officer or General Counsel.

The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee of our Board of Directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually. A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests.

The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

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In addition to the transactions that are excluded by the instructions to the Securities and Exchange Commission’s related person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising only from the related person’s position and ownership level as a director of another corporation or organization that is a party to the transaction;
•	interests arising only from the position and ownership level from direct or indirect ownership by the related person and all other related persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction;
•	interests arising solely from the ownership of a class of our equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis;
•	a transaction that involves compensation to an executive officer if the compensation has been approved, or recommended to the Board of Directors for approval, by the Compensation Committee of the Board of Directors or a group of independent directors of Franklin Street Properties performing a similar function;
•	a transaction that involves compensation to a director for services as a director of Franklin Street Properties if such compensation will be reported pursuant to Item 402(k) of Regulation S-K;
•	a transaction that is specifically contemplated by provisions of Franklin Street Properties’ charter or bylaws;
•	interests arising solely from indebtedness of a significant stockholder or an immediate family member of a significant stockholder to us;
•	a transaction where the rates or charges involved in the transaction are determined by competitive bids;
•	a transaction that involves the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental authority;
•	a transaction that involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;
•	interests arising as a result of a related person serving as an officer and/or director of another company or a Sponsored REIT at our request; or
•	a transaction that involves the payment by a Sponsored REIT to Franklin Street Properties (or any wholly-owned subsidiary thereof) of customary fees including, without limitation, acquisition, syndication, sales commissions, interim financing and asset management fees.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

The policy is available on our website at http://www.franklinstreetproperties.com.

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Transactions with Related Persons

George J. Carter, Barbara J. Fournier, Janet P. Notopoulos and Jeffery B. Carter, each of whom is an executive officer of Franklin Street Properties, serve, at our request, as executive officers and directors of each of the Sponsored REITs. None of such persons receives any remuneration from the Sponsored REITs for such service. We are involved in several transactions with the Sponsored REITs.

As noted above, interests arising as a result of a related person serving as an officer and/or director of a Sponsored REIT at our request and any transaction that involves the payment by a Sponsored REIT to Franklin Street Properties (or any wholly-owned subsidiary thereof) of customary fees including, without limitation, acquisition, syndication, sales commissions, interim financing and asset management fees are excluded from the review, approval and ratification requirements of our related person transaction policy. See “Related Person Transaction Policy.”

On December 15, 2011, we announced that our broker/dealer subsidiary, FSP Investments LLC, would no longer sponsor the syndication of shares of preferred stock in newly-formed Sponsored REITs. FSP Investments LLC previously provided syndication and real estate acquisition advisory services for the Sponsored REITs. Fees from Sponsored REITs for property acquisition services amounted to approximately $605,000 for the year ended December 31, 2011. As of and through February 29, 2012, there were no fees from Sponsored REITs for property acquisition services. Sales commissions earned from the sale of Sponsored REIT preferred shares amounted to approximately $4,670,000 for the year ended December 31, 2011. As of and through February 29, 2012, there were no sales commissions from the sale of Sponsored REIT preferred shares.

Franklin Street Properties typically made an acquisition loan (individually, “Acquisition Loan” and collectively, “Acquisition Loans”) to each Sponsored REIT for its purchase of the underlying property, which was secured by a mortgage on the borrower’s real estate. These loans enabled Sponsored REITs to acquire their respective properties prior to the consummation of the offerings of their equity interests. We anticipated that each Acquisition Loan would be repaid at maturity or earlier from the proceeds of the Sponsored REIT’s equity offering. Each Acquisition Loan had a term of two years and bore interest at the same rate paid by Franklin Street Properties for borrowings under its revolving line of credit. There were no Acquisition Loans outstanding at December 31, 2011 or as of and through February 29, 2012. The following table summarizes the Acquisition Loans outstanding from January 1, 2011 through December 31, 2011:

Acquisition Loans from January 1, 2011 through December 31, 2011:

	Principal		Financing	Interest Income
	Amount	Average	Commitment	Earned by the	Date of	Amount
Date of Loan	of Note	Interest Rate	Fees Earned by	Company	Repayment	Outstanding

3-Nov-10	$3,538,000	1.26%	$273,000	6,000	28-Feb-11	-
14-Jan-11	$49,826,000	2.64%	$3,565,000	542,000	20-Oct-11	-

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From time-to-time Franklin Street Properties may also make secured loans (individually, “Sponsored REIT Loan” and collectively, “Sponsored REIT Loans”) to Sponsored REITs in the form of mortgage loans or revolving lines of credit to fund construction costs, capital expenditures, leasing costs and for other purposes. Since December 2007, we have provided Sponsored REIT Loans in the form of revolving lines of credit to six Sponsored REITs, or to wholly-owned subsidiaries of those Sponsored REITs, a construction loan to one wholly-owned subsidiary of another Sponsored REIT, and a mortgage loan with a revolving line of credit component to another Sponsored REIT. We anticipate that each Sponsored REIT Loan will be repaid at maturity or earlier from long term financings of the underlying properties, cash flows from the underlying properties or some other capital event. Each Sponsored REIT Loan is secured by a mortgage on the underlying property and has a term of approximately two to three years. Except for the mortgage loan with a revolving line of credit component which bears interest at a fixed rate, advances under each Sponsored REIT Loan bear interest at a rate equal to the 30-day LIBOR rate plus an agreed upon number of basis points and most advances also require a 50 basis point draw fee. In December 2011, Franklin Street Properties received a loan fee of $762,000 at the time of the closing of the mortgage loan with a revolving line of credit component. In addition, a 1% fee will be paid on draws related to the revolving line of credit component of that loan and a 0.49% fee will be paid on all amounts repaid under that loan. The following tables summarize the Sponsored REIT Loans outstanding from January 1, 2011 through December 31, 2011 and from January 1, 2012 through February 29, 2012:

Sponsored REIT Loans from January 1, 2011 through December 31, 2011:
			Total
			Financing
			Commitment
			Fees Earned	Interest Income
	Original Principal	Average	by the	Earned by the	Maturity	Amount Drawn
Date of Loan	Amount of Note	Interest Rate	Company	Company	Date	and Outstanding

19-Dec-07	$ 5,500,000	4.41%	$ -	$ 50,000	31-Dec-12	$ 1,125,000
4-Dec-08	15,000,000	4.32%	23,000	390,000	30-Nov-12	11,000,000
4-Dec-08	7,000,000	4.49%	6,000	44,000	30-Nov-12	1,650,000
17-Apr-09	5,500,000	4.29%	-	239,000	31-Mar-13	5,500,000
17-Apr-09	10,800,000	4.30%	4,000	308,000	31-Mar-13	7,500,000
31-Mar-09	42,000,000	4.29%	-	1,629,000	30-Apr-13	37,541,000
29-Dec-11	106,200,000	6.51%	762,000	41,000	31-Dec-13	76,200,000

Sponsored REIT Loans from January 1, 2012 through February 29, 2012:
			Total
			Financing
			Commitment
			Fees Earned	Interest Income
	Original Principal	Average	by the	Earned by the	Maturity	Amount Drawn
Date of Loan	Amount of Note	Interest Rate	Company	Company	Date	and Outstanding

19-Dec-07	$ 5,500,000	4.68%	$ -	$ 9,000	31-Dec-12	$ 1,125,000
4-Dec-08	15,000,000	4.68%	-	86,000	30-Nov-12	11,000,000
4-Dec-08	7,000,000	4.68%	-	13,000	30-Nov-11	1,650,000
17-Apr-09	5,500,000	4.68%	-	43,000	31-Mar-13	5,500,000
17-Apr-09	10,800,000	4.68%	-	59,000	31-Mar-13	7,500,000
31-Mar-09	42,000,000	4.68%	-	293,000	30-Apr-13	37,541,000
29-Dec-11	106,200,000	6.51%	-	827,000	31-Dec-13	76,200,000
1-Feb-12	15,000,000	5.26%	1,000	1,000	30-Jan-15	120,000

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Total asset management fee income paid by the Sponsored REITs to the Franklin Street Properties amounted to approximately $958,000 for the year ended December 31, 2011. As of February 29, 2012, the total asset management fee income earned by Franklin Street Properties during 2012 was approximately $170,000. Asset management fees are approximately 1% of collected rents.

Aggregate fees charged to the Sponsored REITs by Franklin Street Properties amounted to approximately $10,071,000 for the year ended December 31, 2011. As of February 29, 2012, the aggregate fees charged to the Sponsored REITs during 2011 by the Company were approximately $170,000.

In addition to the transactions listed above, George J. Carter’s son, Jeffrey B. Carter, was Senior Vice President/Director of Acquisitions of Franklin Street Properties through February 3, 2012. Effective February 3, 2012, Mr. Carter was appointed to the position of Executive Vice President and Chief Investment Officer of Franklin Street Properties. For the year ended December 31, 2011, he earned total compensation of $400,678 (including salary, cash bonus paid during 2012 for 2011 performance and 401(k) matching contributions).

George J. Carter’s son, Scott H. Carter, is Executive Vice President, General Counsel and Assistant Secretary of Franklin Street Properties. Mr. Scott H. Carter’s compensation for the year ended December 31, 2011 is set forth above in the Summary Compensation Table.

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PROPOSAL 2: Amendment to Articles of Incorporation Relating to Declassification of Board of Directors

The Board of Directors has adopted and declared advisable, and recommends for your approval, an amendment to the articles of incorporation of Franklin Street Properties that would provide for the annual election of directors and eliminate the plurality voting standard for director elections that is contained in the articles of incorporation.

The classified structure of our Board of Directors has been in place since our inception, with each class serving for staggered three-year terms. In the past, the Board of Directors had concluded that its classified structure was more advantageous to, and better served the interests of, Franklin Street Properties and its stockholders than a Board of Directors that would be elected annually. Importantly, the Board of Directors believed that retaining a classified board helped safeguard Franklin Street Properties against the efforts of a third party intent on quickly taking control of the company and that these benefits outweighed any drawbacks to this structure. However, the Board of Directors has recognized that during the past ten years the corporate governance landscape has shifted notwithstanding the arguments in favor of the benefits of a classified board of directors, with the result that only approximately 31% of the S&P 500 and 43% of the S&P 1500 now have classified boards. Additionally, the percentage of shares voted in favor of the stockholder proposals that Franklin Street Properties has received in past years to declassify the Board of Directors has steadily increased. Franklin Street Properties, in its proxy statement for last year’s annual meeting of stockholders, indicated that the Board of Directors would review Franklin Street Properties’ corporate governance practices annually in light of overall corporate governance best practices in our industry. After careful consideration, the Board of Directors has now determined that it is advisable to initiate the declassification of the Board of Directors.

Currently, members of the Board of Directors are elected for staggered terms of three years. Under Maryland law and Franklin Street Properties’ articles of incorporation, amending the articles of incorporation to provide that all directors serve annual terms first requires the approval of a majority of the Board of Directors and then, at a subsequent stockholder meeting, the affirmative vote of the holders of not less than 80% of the shares of common stock issued and outstanding and entitled to vote. Our Board of Directors approved this amendment to our articles of incorporation at a meeting held on February 3, 2012. If the amendment to the articles of incorporation is approved by stockholders, then commencing with the class of directors standing for election at the 2013 annual meeting of stockholders, directors will stand for election for one-year terms expiring at the next succeeding annual meeting of stockholders. The directors who were elected at the 2011 annual meeting of stockholders, whose terms will expire in 2014, and the directors who are elected at this 2012 annual meeting of stockholders, whose terms will expire in 2015, will hold office until the end of their terms. In all cases, each director will hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Any director appointed to the Board of Directors to fill a vacancy following the 2013 annual meeting of stockholders will hold office for a term expiring at the next annual meeting of stockholders following such appointment.

In addition, declassification would also require amending our bylaws to remove the existing provisions regarding the classified board. On February 3, 2012, our Board of Directors approved such a bylaw amendment, which will become effective only in the event that the stockholders approve the amendment to the articles of incorporation. Our Board of Directors has the exclusive power to adopt, alter or repeal any provision of the bylaws and to make new bylaws, provided such revisions are not inconsistent with the articles of incorporation or statute.

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In addition, if the amendment to the articles of incorporation is approved by stockholders, the Board of Directors approved, on February 3, 2012, an amendment to Franklin Street Properties’ bylaws to implement majority voting in uncontested elections of directors (in which a nominee is elected only if the votes cast “for” his or her election exceed the votes affirmatively “withheld” as to his or her election) and to make certain other ministerial revisions, and approved the adoption of a director resignation policy that will set forth the Board of Directors’ expectation that any director that fails to receive the required majority vote in an uncontested election will promptly tender his or her resignation to the Board of Directors for its consideration. The policy provides that the Board of Directors will then evaluate the resignation offer and recommend or determine whether to accept or reject the resignation offer (or take some other action) and then publicly disclose its decision and its rationale within 90 days of certification of the election results.

Currently, Franklin Street Properties’ bylaws require that directors be elected by a plurality of all the votes cast. Under a plurality voting standard, the nominees for election as directors who receive the greatest number of votes cast in their favor at a stockholders’ meeting are elected to the Board of Directors, up to the maximum number of directorships to be filled at that meeting. If the amendment to the articles of incorporation is approved, then the bylaw amendment adopted by our Board of Directors will take effect upon the filing of the articles of amendment with, and acceptance for record by, the State Department of Assessments and Taxation of Maryland, and directors in uncontested elections will be elected by a majority vote of the votes cast for the applicable director as set forth in Franklin Street Properties’ bylaws, as amended. Franklin Street Properties’ bylaws will continue to provide for a plurality voting standard in contested elections, which, generally, will include any situation in which Franklin Street Properties receives a notice that a stockholder has nominated a person for election to the Board of Directors at a meeting of stockholders that is not withdrawn on or before the tenth day before Franklin Street Properties’ first mails its notice for such meeting to the stockholders, and, as a result of which, the number of director nominees is greater than the number of directors to be elected at the meeting.

The text of the amendment to the articles of incorporation is attached as Annex A to this proxy statement and incorporated herein by reference.

If approved by the requisite number of stockholders, the amendment to the articles of incorporation will be effective when Franklin Street Properties files Articles of Amendment to the Articles of Incorporation with the State Department of Assessments and Taxation of Maryland and the amendment to the articles of incorporation is accepted for record.

If the amendment to the articles of incorporation is not approved by stockholders, (1) the Board of Directors will remain classified, and directors elected at future annual meetings of stockholders will serve three-year terms and will hold office until their respective successors are duly elected and qualified or until their earlier resignation or removal, (2) the plurality voting standard will continue to apply for all director elections and (3) neither the amendment to Franklin Street Properties’ bylaws nor the director resignation policy will become effective.

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Vote Required

The affirmative vote of the holders of not less than 80% of the shares of common stock issued and outstanding and entitled to vote on this proposal is required for adoption of this proposal and approval of the amendment to our articles of incorporation to repeal the classified board provision. You may vote FOR or AGAINST this proposal or you may abstain from voting on this proposal. If you own shares in street name, in the absence of your voting instructions, your broker, bank or other nominee may not vote your shares with respect to adopting this proposal in its discretion, resulting in a broker non-vote. Accordingly, abstentions and broker non-votes, if any, will have the effect of a vote against the proposal as the underlying shares are included in determining the number of outstanding shares entitled to vote on the proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

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PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected and appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2012. Ernst & Young LLP has audited our consolidated financial statements since the consolidated financial statements for the year ended December 31, 2003. Although ratification by stockholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of Franklin Street Properties and its stockholders. If our stockholders do not ratify the appointment Ernst & Young LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent registered public accounting firm.

It is anticipated that a representative of Ernst & Young LLP will attend the annual meeting of stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

The following table summarizes the aggregate fees billed by Franklin Street Properties’ independent registered public accounting firm, Ernst & Young LLP, for audit services for each of the last two fiscal years and for other services rendered to the Company in each of the last two fiscal years.

Fee Category	2011	2010
Audit Fees (1)	$607,500	$552,500
Audit-Related Fees (2)	$1,995	--
Tax Fees (3)	--	--
All Other Fees (4)	--	--
Total Fees	$609,495	$552,500
1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.
2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”.
3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the preparation of tax returns, claims for refunds and tax payment-planning services.
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4)	The Company was not billed by its independent registered public accounting firm in 2011 or 2010 for any other fees.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by Franklin Street Properties’ independent registered public accounting firm. This policy generally provides that Franklin Street Properties will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to Franklin Street Properties by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to each individual member of the Audit Committee the authority to approve any audit or non-audit services to be provided to Franklin Street Properties by its independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Vote Required

The affirmative vote of a majority of all the votes cast at the annual meeting is required to ratify the appointment of Ernst & Young LLP. You may vote FOR or AGAINST, or abstain from ratifying the appointment of Ernst & Young LLP. Votes cast FOR ratifying the appointment of Ernst & Young LLP will count as “yes” votes and votes cast AGAINST ratifying the appointment of Ernst & Young LLP will count as “no” votes. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. If you own shares in street name, in the absence of your voting instructions, your broker, bank or other nominee may choose to vote your shares with respect to ratifying the appointment of Ernst & Young LLP in its discretion.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR RATIFYING THE APPOINTMENT OF ERNST & YOUNG LLP. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

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Report of the Audit Committee of the Board of Directors

The Audit Committee reviewed Franklin Street Properties’ audited consolidated financial statements for the year ended December 31, 2011 and discussed these consolidated financial statements with management and Franklin Street Properties’ independent registered public accounting firm. Management is responsible for the preparation of Franklin Street Properties’ consolidated financial statements, internal controls, and for the appropriateness of accounting principles used by Franklin Street Properties. Franklin Street Properties’ independent registered public accounting firm is responsible for performing an independent audit of Franklin Street Properties’ consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those consolidated financial statements and performing an independent audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) of the effectiveness of Franklin Street Properties’ internal control over financial reporting and issuing a report on the results of their audits, and for reviewing Franklin Street Properties’ unaudited interim consolidated financial statements. As appropriate, the Audit Committee reviews, evaluates and discusses with management, internal accounting, financial and auditing personnel and the independent registered public accounting firm, the following:

•	the plan for, and the independent registered public accounting firm’s report on, each audit of Franklin Street Properties’ financial statements;
•	Franklin Street Properties’ financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;
•	management’s selection, application and disclosure of critical accounting policies;
•	changes in Franklin Street Properties’ accounting practices, principles, controls or methodologies;
•	significant developments or changes in accounting rules applicable to Franklin Street Properties; and
•	the adequacy of the Franklin Street Properties’ internal controls and accounting, financial and auditing personnel.

The Audit Committee also reviewed and discussed the audited consolidated financial statements and the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, with Ernst & Young LLP, Franklin Street Properties’ independent registered public accounting firm for the year ended December 31, 2010. SAS 61 requires Franklin Street Properties’ independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;
•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and
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•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

Franklin Street Properties’ independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm the matters disclosed in this letter and their independence from Franklin Street Properties.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Franklin Street Properties’ Annual Report on Form 10-K for the year ended December 31, 2011.

By the Audit Committee of the Board of Directors of Franklin Street Properties

John N. Burke, Chair
Dennis J. McGillicuddy
Georgia Murray
Barry Silverstein

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PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years. After taking into consideration the voting results of the 2011 Annual Meeting of Stockholders and the prior recommendation of our Board of Directors in favor of an annual advisory shareholder vote on the compensation of our named executive officers, we intend to hold future advisory votes on the compensation of our executive officers every year.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our financial and strategic goals and for driving corporate financial performance and stability. The “Executive Compensation” section of this proxy statement, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the Compensation Committee and the Board of Directors with respect to the year ended December 31, 2011. Highlights of our executive compensation program include the following:

•	Our base salary amounts are generally lower than industry standard levels.
•	The last time that our Chief Executive Officer accepted a base salary increase was on February 1, 2003.
•	The last time that our Chief Executive Officer accepted a cash bonus was for 2005 performance.
•	None of our executive officers has an employment agreement.
•	Except in the case of a change-in-control of Franklin Street Properties, we are not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.
•	Our executive officers collectively hold approximately 1.19% of our outstanding common stock, aligning their interests with our stockholders. Our Chief Executive Officer holds approximately 1.11% of our outstanding common stock.
•	We do not offer stock options, restricted stock awards, deferred compensation, non-equity incentive plan compensation or perquisites, which we believe keeps our compensation simple and straightforward.

Our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

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Vote Required

The affirmative vote of a majority of votes cast at the annual meeting is required for adoption of this proposal. You may vote FOR or AGAINST this proposal or you may abstain from voting on this proposal. If you own shares in street name, in the absence of your voting instructions, your broker, bank or other nominee may not vote your shares with respect to adopting this proposal in its discretion, resulting in a broker non-vote. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. This proposal is non-binding. The outcome of this advisory vote will not overrule any decision by the Company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our executive officers.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

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PROPOSAL 5: STOCKHOLDER PROPOSAL

Proposal Relating to Majority Voting in Director Elections

Mr. Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917, (303) 355-1199, record holder of 200 shares of common stock of Franklin Street Properties, has given formal notice that he will introduce the following resolution at the 2012 annual meeting.

For the reasons set forth below in Franklin Street Properties’ statement in opposition to the stockholder proposal, the Board of Directors recommends a vote against Proposal 5.

The text of the stockholder’s resolution and the statement the stockholder furnished to us in support of his proposal appear below as received by us. We assume no responsibility for its content or accuracy.

-- Beginning of stockholder proposal

RESOLUTION

That the shareholders of FRANKLIN STREET PROPERTIES CORP. request its Board of Directors to amend the corporate by-laws to require that the election of Directors shall be decided by a majority of the votes cast, with a plurality standard in place only when the number of nominees for members of the Board of Directors exceeds the number of Directors to be elected.

STATEMENT

The proponent of this proposal is the shareholder who proposed declassification of the terms of directors from three years to one year which was strongly supported in the last two annual meetings. In the meeting held May 16, 2011, his declassification proposal received 40,961,360 votes, 72.84% of the shares, worth $548,062,996.80 on the meeting date. At the time, this proposal is being submitted, the proponent has not been advised of its handling by the Board of Directors.

It appears to the proponent that Franklin Street's Board is top-heavy with insiders who are not independent. These include:

George Carter	Chairman, Principal Executive Officer, and Chief Executive Officer
Janet Notopoulos	Executive Vice President
Barbara Fournier	Exeuctive Vice President, Chief Operating Officer, and Treasurer

A majority-vote standard will force the board to replace any director who does not receive sufficient votes in a meeting. The proponent believes that this can enhance performance of all directors. In the last meeting, there were significant votes withheld from two nominees.

The majority-vote requirement is well suited for future elections at Franklin Street Properties Corp. where only board recommended nominees are on the ballot and this should improve the individual performance of each director.

The Council of Institutional Investors www.cii.org, has recommended the adoption of this proposal topic and leading proxy advisory services also have been recommending that shareholders vote in favor of this proposal.

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The proponent believes our directors should always be held accountable to shareholders and the adoption of this proposal will support that point.

If you agree, please vote “FOR” this proposal.

-- End of stockholder proposal

Franklin Street Properties’ Statement in Opposition

THE BOARD OF DIRECTORS OF FRANKLIN STREET PROPERTIES UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

This proposal recommends that the Board of Directors begin the process of amending its bylaws to implement majority voting in uncontested elections of directors, with a plurality standard in place only when the number of nominees for membership on the Board of Directors exceeds the number of directors to be elected. As described above under “PROPOSAL 2: AMENDMENT TO ARTICLES OF INCORPORATION RELATING TO DECLASSIFICATION OF BOARD OF DIRECTORS,” our Board of Directors approved, on February 3, 2012, an amendment to Franklin Street Properties’ bylaws to implement majority voting in uncontested elections of directors, which will take effect if the amendment to the articles of incorporation set forth under Proposal 2 is approved by stockholders. Therefore, following approval by Franklin Street Properties’ stockholders of the amendment to the articles of incorporation, the bylaw amendment adopted by our Board of Directors will take effect and render this proposal moot. The bylaw amendment will implement majority voting in uncontested elections of directors (in which a nominee is elected only if the votes cast “for” his or her election exceed the votes affirmatively “withheld” as to his or her election). In addition, the Board of Directors approved the adoption of a director resignation policy, to take effect if the amendment to the articles of incorporation is approved by stockholders, that will set forth the Board of Directors’ expectation that any director that fails to receive the required majority vote in an uncontested election will promptly tender his or her resignation to the Board of Directors for its consideration. Franklin Street Properties’ bylaws will continue to provide for a plurality voting standard in contested elections.

The Board of Directors has given this proposal careful consideration, with the advice of counsel, and believes that it has already undertaken the necessary steps to substantially implement the proposal and address its underlying concerns and objectives. In light of this, the Board of Directors feels that approval of this proposal, which is non-binding, is unnecessary and confusing.

If you agree with the Board of Directors that it has already taken the necessary steps to amend Franklin Street Properties’ bylaws to provide for majority voting, please vote against this proposal by following our recommendation below.

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Vote Required

The affirmative vote of a majority of votes cast at the annual meeting is required for adoption of this non-binding proposal. You may vote FOR or AGAINST this proposal or you may abstain from voting on this proposal. If you own shares in street name, in the absence of your voting instructions, your broker, bank or other nominee may not vote your shares with respect to adopting this proposal in its discretion, resulting in a broker non-vote. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. Please keep in mind that this proposal is non-binding and, if approved, would serve only as a recommendation to our Board of Directors. Under our current bylaws, an amendment to our bylaws to implement a majority voting standard in uncontested director elections must be approved by the majority of our directors present at a meeting at which quorum is present.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

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PROPOSAL 6: STOCKHOLDER PROPOSAL

Proposal Relating to Majority Voting in Director Elections

California State Teachers’ Retirement System Investments, 100 Waterfront Place, MS-04, West Sacramento, California 95605-2807, (916) 414-7410, beneficial owner of 202,200 shares of common stock of Franklin Street Properties, has given formal notice that it will introduce the following resolution at the 2012 annual meeting.

For the reasons set forth below in Franklin Street Properties’ statement in opposition to the stockholder proposal, the Board of Directors recommends a vote against Proposal 6.

The text of the stockholder’s resolution and the statement the stockholder furnished to us in support of his proposal appear below as received by us. We assume no responsibility for its content or accuracy.

-- Beginning of stockholder proposal

BE IT RESOLVED:

That the shareholders of Franklin Street Properties Corp., hereby request that the Board of Directors initiate the appropriate process to amend the Company's articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

SUPPORTING STATEMENT:

In order to provide shareholders a meaningful role in director elections, the Company's current director election standard should be changed from a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot, will establish a challenging vote standard for board nominees, and will improve the performance of individual directors and the entire board. Under the Company's current voting system, a nominee for the board can be elected with as little as a single affirmative vote, because "withheld" votes have no legal effect. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be re-elected and continue to serve as a representative for the shareholders.

In response to strong shareholder support a substantial number of the nation's leading companies have adopted a majority vote standard in company bylaws or articles of incorporation. In fact, more than 77% of the companies in the S&P 500 have adopted majority voting for uncontested elections. We believe the Company needs to join the growing list of companies that have already adopted this standard.

CalSTRS is a long-term shareholder of the Company and we believe that accountability is of utmost importance. We believe the plurality vote standard currently in place at the Company completely disenfranchises shareholders and makes the shareholder's role in director elections meaningless. Majority voting in director elections will empower shareholders with the ability to remove poorly performing directors and increase the directors' accountability to the owners of the Company, its shareholders. In addition, those directors who receive the majority support from shareholders will know they have the backing of the very shareholders they represent. We therefore ask you to join us in requesting that the Board of directors promptly adopt the majority vote standard for director elections.

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Please vote FOR this proposal.

-- End of stockholder proposal

Franklin Street Properties’ Statement in Opposition

THE BOARD OF DIRECTORS OF FRANKLIN STREET PROPERTIES UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

This proposal recommends that the Board of Directors initiate the process of amending its bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders, with a plurality vote standard retained for contested director elections, i.e. when the number of director nominees exceeds the number of board seats. As described above under “PROPOSAL 2: AMENDMENT TO ARTICLES OF INCORPORATION RELATING TO DECLASSIFICATION OF BOARD OF DIRECTORS,” and again under “PROPOSAL 5: STOCKHOLDER PROPOSAL” our Board of Directors approved, on February 3, 2012, an amendment to Franklin Street Properties’ bylaws to implement majority voting in uncontested elections of directors, which will take effect if the amendment to the articles of incorporation set forth under Proposal 2 is approved by stockholders. Therefore, following approval by Franklin Street Properties’ stockholders of the amendment to the articles of incorporation, the bylaw amendment adopted by our Board of Directors will take effect and render this proposal, and Proposal 5 above, moot. The bylaw amendment will implement majority voting in uncontested elections of directors (in which a nominee is elected only if the votes cast “for” his or her election exceed the votes affirmatively “withheld” as to his or her election). In addition, the Board of Directors approved the adoption of a director resignation policy, to take effect if the amendment to the articles of incorporation is approved by stockholders, that will set forth the Board of Directors’ expectation that any director that fails to receive the required majority vote in an uncontested election will promptly tender his or her resignation to the Board of Directors for its consideration. Franklin Street Properties’ bylaws will continue to provide for a plurality voting standard in contested elections.

The Board of Directors has given this proposal careful consideration, with the advice of counsel, and believes that it has already undertaken the necessary steps to substantially implement the proposal and address its underlying concerns and objectives. In light of this, the Board of Directors feels that approval of this proposal, which is non-binding, is unnecessary and confusing.

If you agree with the Board of Directors that it has already taken the necessary steps to amend Franklin Street Properties’ bylaws to provide for majority voting, please vote against this proposal by following our recommendation below.

Vote Required

The affirmative vote of a majority of votes cast at the annual meeting is required for adoption of this non-binding proposal. You may vote FOR or AGAINST this proposal or you may abstain from voting on this proposal. If you own shares in street name, in the absence of your voting instructions, your broker, bank or other nominee may not vote your shares with respect to adopting this proposal in its discretion, resulting in a broker non-vote. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. Please keep in mind that this proposal is non-binding and, if approved, would serve only as a recommendation to our Board of Directors. Under our current bylaws, an amendment to our bylaws to implement a majority voting standard in uncontested director elections must be approved by the majority of our directors present at a meeting at which quorum is present.

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Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

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OTHER MATTERS

Matters to be Considered at the Meeting

The Board of Directors does not know of any other matters which may come before the annual meeting. However, if any other matters are properly presented to the annual meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

All costs of solicitation of proxies will be borne by Franklin Street Properties. In addition to solicitations by mail or via the Internet, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard.

Stockholder Proposals

In accordance with Rule 14a-8 of the Exchange Act, proposals of stockholders intended to be included in our proxy statement for the 2012 annual meeting must be received by Franklin Street Properties at its principal office not later than December 5, 2012. In addition, according to our bylaws, any stockholder proposal intended to be presented at the 2013 annual meeting, but not considered for inclusion in our proxy statement relating to such meeting, must be received at Franklin Street Properties’ principal office no more than 120 days or less than 90 days before the first anniversary of the mailing of the preceding year’s proxy materials. For the 2012 annual meeting, that means that a stockholder must deliver proper notice of a proposed nominee or action to the Secretary of Franklin Street Properties between December 5, 2012 and January 4, 2013. In addition to the timing of the delivery of the notice, our bylaws include specific information that must be provided and procedures that must be followed to submit a proposal.

Important Notice Regarding Delivery of Security Holder Documents

The Company may participate in the practice of “householding” proxy statements, annual reports and Notices of Internet availability of proxy materials, meaning that the Company delivers a single document to a household, even though two or more stockholders live under the same roof or a stockholder has shares registered in multiple accounts, unless the Company has received an instruction to the contrary from one or more of the stockholders. This practice enables the Company to reduce the expense of printing and mailing associated with proxy statements and reduces the amount of duplicative information a stockholder may currently receive.

The Company will promptly deliver a separate copy of any of the foregoing documents to a stockholder if a stockholder calls or writes to the Company at the following address or phone number: Franklin Street Properties Corp., 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880, (877) 686-9496. If a stockholder wants to receive separate copies of the annual report and proxy statement or Notice of Internet availability of proxy materials in the future, or if the stockholder is receiving multiple copies and would like to receive only one copy for his or her household, said stockholder should contact the Company at the above address and phone number.

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Annex A

PROPOSED ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF FRANKLIN STREET PROPERTIES CORP.

ARTICLES OF AMENDMENT

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting therefrom in its entirety Article VII and inserting in lieu thereof a new Article VII to read as follows:

“ARTICLE VII

BOARD OF DIRECTORS

Section 1. Number of Directors.

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation is currently seven, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law (“MGCL”). At the annual meeting of stockholders of the Corporation held in 2013, each of the successors to the class of directors whose terms expire at the annual meeting of stockholders in 2013 shall be elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies; at the annual meeting of stockholders of the Corporation held in 2014, each of the successors to the class of directors whose terms expire at the annual meeting of stockholders in 2014, along with the successors to the directors elected at the 2013 annual meeting, shall be elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies; and beginning with the annual meeting of stockholders in 2015, all directors shall be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify. The names of the current directors who shall serve until their successors are duly elected and qualify are:

John N. Burke (class expiring 2015)

George J. Carter (class expiring 2014)

Barbara J. Fournier (class expiring 2015)

Dennis J. McGillicuddy (class expiring 2013)

Georgia Murray (class expiring 2014)

Janet P. Notopoulos (class expiring 2013)

Barry Silverstein (class expiring 2015)

Section 2. Removal of Directors.

A director may be removed from office only for cause based on a material breach of his duties or obligations to the Corporation, and then only by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast in the election of directors.

1

Section 3. Filling Vacancies.

Should a vacancy on the Board of Directors occur or be created (whether arising through death, retirement, resignation or removal) other than through an increase in the number of authorized directors, such vacancy may be filled by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. A vacancy on the Board of Directors resulting from an increase in the number of directors may be filled by the affirmative vote of a majority of the entire Board of Directors. Except as otherwise provided by the MGCL, a director so elected to fill a vacancy shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.”

SECOND: The Charter is hereby amended by deleting therefrom in its entirety Section (b)(ii) of Article IX and inserting in lieu thereof a new Section (b)(ii) of Article IX to read as follows:

“(ii) Article VII, Section 2 (removal of directors); Article VIII, Section 2 (limitation of liability of officers and directors) and Section 3 (indemnification of officers and directors); and Article IX shall not be amended or repealed nor shall any provision be adopted which is inconsistent with any of the foregoing; and”

THIRD: There has been no increase in the authorized stock of the Corporation effected by the amendment to the Charter as set forth above.

FOURTH: The foregoing amendment to the Charter has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

FIFTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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FRANKLIN STREET PROPERTIES

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Wednesday, May 16, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Franklin Street Properties Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Wednesday, May 16, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Franklin Street Properties Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M42318-P21651 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FRANKLIN STREET PROPERTIES CORP.

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
Vote on Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John N. Burke
02) Barbara J. Fournier
03) Barry Silverstein

Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at the meeting the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ANY ELECTION TO OFFICE, FOR ITEMS 2, 3 AND 4 AND AGAINST ITEMS 5 AND 6.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date